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                                                                   Exhibit 10.28

                                                                      12/12/01-2

                                 ACKNOWLEDGMENT

                      RE: SURVIVAL OF LETTER OF COMMITMENT

TO:               THE BANK OF NOVA SCOTIA (THE "BANK")

RE:               LETTER OF COMMITMENT DATED DECEMBER 5, 2001

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                  In consideration of The Bank of Nova Scotia (the "BANK")
entering into arrangements to grant credit facilities to Regal Greetings & Gifts Corporation (the "BORROWER"), guaranteed by Primes de Luxe Inc. and MDC Regal Inc (collectively, the "GUARANTOR") pursuant to which it has agreed to provide various loan facilities in the letter of commitment issued to the Borrower dated December 5, 2001, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and Guarantor each hereby acknowledges, confirms and agrees, as and by way of supplement to the obligations pursuant to those documents and materials entered into between the Bank and the Borrower and Guarantor, as applicable, including and particularly the letter of commitment dated December 5, 2001, as follows:

1. The terms, conditions and provisions of the letter of commitment dated December 5, 2001, other than as the same may be specifically modified, amended or superceded by the terms and conditions of any agreement entered into between the Bank and the Borrower, in writing and executed by each of those two parties, shall survive the closing, by way of exchange of documentation of the transaction, whereby the loan facilities are initially made available and shall survive each and every advance, or the advance and repayment pursuant to the said loan facilities and the same shall continue to govern the relationship between the Bank, as lender, and the Borrower, as borrower, and Guarantor, as guarantor, the same to form an ongoing agreement designated as a loan agreement (the "LOAN AGREEMENT").

2. In the event of any inconsistency between the provisions of the Loan Agreement and any security granted pursuant thereto or any other document or agreement entered into thereunder, the provisions of the Loan Agreement shall govern. In the event of any inconsistency between the provisions of the Loan Agreement and this Agreement, the provisions of this Agreement shall govern.

         Dated at Toronto this 14th day of December, 2001.

REGAL GREETINGS & GIFTS CORPORATION             PRIMES DE LUXE INC.


Per:                                            Per:
     -----------------------------------            ----------------------------
     Anthony R. Calandra, Vice President            Anthony R. Calandra,
                                                    Vice President


                                                MDC REGAL, INC.


                                                Per:
                                                    ----------------------------
                                                    Anthony R. Calandra,
                                                    Vice President